UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

GEN Restaurant Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41727	87-3424935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11480 South Street, Suite 205 Cerritos, CA		90703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (562) 356-9929

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share	GENK	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, Thomas V. Croal notified GEN Restaurant Group, Inc. (the “Company”) of his decision to retire from his position as Chief Financial Officer, Secretary, principal financial officer and principal accounting officer of the Company, effective at the close of business on June 1, 2026. Mr. Croal’s retirement follows discussions with the Company over the past several months regarding his planned transition and the Company’s succession planning for the role. Mr. Croal’s decision to retire is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including any matter relating to the Company’s accounting principles, financial statements, or internal controls.

Following a review of succession options by Mr. Kim and the Board of Directors, on June 1, 2026, the Board appointed Luke A. Hewko as Chief Financial Officer, Secretary, principal financial officer and principal accounting officer, effective upon Mr. Croal’s retirement. To support an orderly transition, Mr. Croal shall remain an employee of the Company until June 30, 2026, and following such date, Mr. Croal has agreed to remain available to the Company in a consulting capacity to assist Mr. Hewko following his retirement. No changes have been made to Mr. Croal’s existing compensation, and following his retirement, Mr. Croal is expected to receive compensation of $250 per hour for his provision of any consulting services.

Mr. Hewko, age 33, most recently served as Chief Financial Officer of Westcliff Technologies, Inc. from 2021 to November 2025, where he built the finance function from inception through the sale of the company’s assets to Bitcoin Depot Inc. Earlier in his career, Mr. Hewko held finance and operating roles at Haas Automation, Inc. and began his career at Ernst & Young LLP. He holds an M.S. and B.S. in Accounting (cum laude) from Pepperdine University and is a Certified Public Accountant licensed in California.

On June 1, 2026, Mr. Hewko entered into an offer letter with the Company (the “Offer Letter”), pursuant to which Mr. Hewko will receive an annual base salary of $300,000 and will be eligible to participate in the Company's standard employee benefit plans. The Offer Letter also provides that a separate agreement regarding stock options will be discussed and drafted at a later date. Mr. Hewko's employment is at-will and subject to a mutual arbitration provision.

There are no arrangements or understandings between Mr. Hewko and any other person pursuant to which he was appointed, no family relationships requiring disclosure under Item 401(d) of Regulation S-K, and no transactions requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 3, 2026, the Company issued a press release announcing Mr. Hewko’s appointment and Mr. Croal’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information included or incorporated by reference in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Offer Letter of Luke Hewko, dated June 1, 2026.
99.1	Press release, dated June 3, 2026, issued by GEN Restaurant Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN RESTAURANT GROUP, INC.

Date: June 3, 2026	By:	/s/ Luke A. Hewko
Luke A. Hewko
Chief Financial Officer